UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2007

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2007, Apollo Group, Inc ("Apollo Group") executed an employment agreement with its Chief Financial Officer ("CFO"), Joseph L. D’Amico, pursuant to which Mr. D’Amico will enter into full-time employment with Apollo Group as CFO. Mr. D’Amico was previously appointed as CFO by the Apollo Group Board of Directors on December 8, 2007 and has been serving in such capacity through a consulting arrangement between Apollo Group and FTI Palladium Partners. The new employment agreement became effective on June 15, 2007, immediately following Mr. D’Amico’s resignation from FTI Palladium Partners, and will end on June 14, 2010, subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal.

During the term of the employment agreement, Mr. D’Amico will be entitled to an annual base salary at a rate not less than $500,000 and a target bonus not less than 100% of such base salary. For the fiscal year ending August 31, 2007, Mr. D’Amico’s bonus will be in the amount of $700,000. On the third business day following Apollo Group’s release of its earnings results for the fiscal quarter ended May 31, 2007, Mr. D’Amico will be granted the following equity awards:

- stock options for 500,000 shares of Class A common stock with an exercise price equal to the closing price per share on the grant date and a maximum term of four years, and

- restricted stock units covering 60,000 shares of Apollo Group’s Class A common stock, with each unit representing the right to receive one share of such Class A common stock upon the vesting of that unit.

Each equity award will vest in three successive equal annual installments upon Mr. D’Amico’s completion of each year of employment with Apollo Group over the three-year period measured from June 15, 2007. Each award will be subject to accelerated vesting in whole or in part in connection with certain changes in control of Apollo Group or termination of Mr. D’Amico’s employment under certain prescribed circumstances.

Should Mr. D’Amico’s employment terminate under certain circumstances, he will become entitled to the following severance benefits upon his delivery of a general release to Apollo Group:

(i) a cash amount equal to two times his annual base salary and target bonus, payable over the one-year measured from his termination date;

(ii) 100% vesting of his restricted stock unit award and accelerated vesting of his option grant up to 50% of the unvested portion or (if greater) the portion that would have vested had he completed an additional 12 months of employment; and

(iii) continued health care coverage under Apollo Group’s group health plan at Apollo Group’s expense for a period not to exceed 18 months.

Mr. D’Amico will also be entitled to such severance benefits if he resigns for any reason within a 30-day period beginning six months after the closing of a change in control of Apollo Group.

For the one-year period following his termination of employment, Mr. D’Amico will be subject to certain non-compete and non-solicitation covenants.

On June 19, 2007, Apollo Group issued a press release announcing its new employment agreement with Mr. D’Amico. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit
Number Description

99.1 Text of press release issued by Apollo Group, Inc. dated June 19, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

June 18, 2007	By:	/s/ Brian Mueller

Name: Brian Mueller
Title: President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by Apollo Group, Inc. dated June 19, 2007.